Exhibit 23.1


                              Accountant's Consent



The Board of Directors
Evans & Sutherland Computer Corporation


We consent to incorporation by reference in the Registration Statements Nos. 33-39632, 2-76027, 333-53305, 333-58735 and 333-58733 on Forms S-8 and
Registration Statements Nos. 333-09657 and 333-67189 on Forms S-3 of Evans & Sutherland Computer Corporation of our report dated February 14, 2000, except as to Note 24, which is as of March 28, 2000 relating to the consolidated balance sheets of Evans & Sutherland Computer Corporation and subsidiaries as of December 31, 1999 and December 31, 1998, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999 and related schedule, which report appears in the December 31, 1999 Annual Report on Form 10-K of Evans & Sutherland Computer Corporation.





                                        KPMG LLP


Salt Lake City, Utah
March 30, 2000